Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating Revenues:
Electric	$1,235	$1,228	$2,341	$2,316
Gas	184	175	672	562

Total operating revenues	1,419	1,403	3,013	2,878

Operating Expenses:
Fuel	198	213	402	426
Purchased power	111	121	223	272
Gas purchased for resale	79	72	383	302
Other operations and maintenance	412	447	832	846
Depreciation and amortization	183	178	364	353
Taxes other than income taxes	114	111	241	233

Total operating expenses	1,097	1,142	2,445	2,432

Operating Income	322	261	568	446

Other Income and Expenses:
Miscellaneous income	21	16	39	31
Miscellaneous expense	4	5	13	13

Total other income	17	11	26	18

Interest Charges	89	100	181	201

Income Before Income Taxes	250	172	413	263

Income Taxes	99	66	163	101

Income from Continuing Operations	151	106	250	162

Loss from Discontinued Operations, Net of Taxes	(1)	(10)	(2)	(209)

Net Income (Loss)	150	96	248	(47)

Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	1	1	3	3

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	150	105	247	159

Discontinued Operations	(1)	(10)	(2)	(209)

Net Income (Loss) Attributable to Ameren Corporation	$149	$95	$245	$(50)

Earnings (Loss) per Common Share - Basic:

Continuing Operations	$0.62	$0.44	$1.02	$0.66
Discontinued Operations	(0.01)	(0.05)	(0.01)	(0.87)

Earnings (Loss) per Common Share - Basic	$0.61	$0.39	$1.01	$(0.21)

Average Common Shares Outstanding - Basic	242.6	242.6	242.6	242.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	June 30, 2014	December 31, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$46	$30
Accounts receivable - trade (less allowance for doubtful accounts)	454	404
Unbilled revenue	299	304
Miscellaneous accounts and notes receivable	213	196
Materials and supplies	491	526
Current regulatory assets	202	156
Current accumulated deferred income taxes, net	177	106
Other current assets	68	85
Assets of discontinued operations	15	165

Total current assets	1,965	1,972

Property and Plant, Net	16,726	16,205
Investments and Other Assets:
Nuclear decommissioning trust fund	523	494
Goodwill	411	411
Intangible assets	19	22
Regulatory assets	1,213	1,240
Other assets	731	698

Total investments and other assets	2,897	2,865

TOTAL ASSETS	$21,588	$21,042

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$119	$534
Short-term debt	793	368
Accounts and wages payable	575	806
Taxes accrued	132	55
Interest accrued	92	86
Current regulatory liabilities	218	216
Other current liabilities	350	351
Liabilities of discontinued operations	33	45

Total current liabilities	2,312	2,461

Long-term Debt, Net	5,825	5,504
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,526	3,250
Accumulated deferred investment tax credits	60	63
Regulatory liabilities	1,784	1,705
Asset retirement obligations	380	369
Pension and other postretirement benefits	463	466
Other deferred credits and liabilities	524	538

Total deferred credits and other liabilities	6,737	6,391

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,607	5,632
Retained earnings	957	907
Accumulated other comprehensive income	6	3

Total Ameren Corporation stockholders’ equity	6,572	6,544
Noncontrolling Interests	142	142

Total equity	6,714	6,686

TOTAL LIABILITIES AND EQUITY	$21,588	$21,042

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended June 30,
	2014	2013

Cash Flows From Operating Activities:
Net income (loss)	$248	$(47)
Loss from discontinued operations, net of taxes	2	209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	349	334
Amortization of nuclear fuel	47	29
Amortization of debt issuance costs and premium/discounts	11	12
Deferred income taxes and investment tax credits, net	178	70
Allowance for equity funds used during construction	(16)	(16)
Stock-based compensation costs	15	14
Other	(8)	18
Changes in assets and liabilities	(168)	106

Net cash provided by operating activities - continuing operations	658	729
Net cash provided by (used in) operating activities - discontinued operations	(4)	39

Net cash provided by operating activities	654	768

Cash Flows From Investing Activities:
Capital expenditures	(883)	(575)
Nuclear fuel expenditures	(26)	(25)
Purchases of securities - nuclear decommissioning trust fund	(290)	(97)
Sales and maturities of securities - nuclear decommissioning trust fund	283	89
Proceeds from note receivable - Illinois Power Marketing Company	70	-
Contributions to note receivable - Illinois Power Marketing Company	(78)	-
Other	2	2

Net cash used in investing activities - continuing operations	(922)	(606)
Net cash provided by (used in) investing activities - discontinued operations	152	(31)

Net cash used in investing activities	(770)	(637)

Cash Flows From Financing Activities:
Dividends on common stock	(194)	(194)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	425	25
Redemptions of long-term debt	(692)	-
Issuances of long-term debt	598	-
Capital issuance costs	(4)	-
Advances received for construction	2	7

Net cash provided by (used in) financing activities - continuing operations	132	(165)
Net cash used in financing activities - discontinued operations	-	-

Net cash provided by (used in) financing activities	132	(165)

Net change in cash and cash equivalents	16	(34)
Cash and cash equivalents at beginning of year	30	209

Cash and cash equivalents at end of period	46	175

Less cash and cash equivalents at end of period - discontinued operations	-	25

Cash and cash equivalents at end of period - continuing operations	$46	$150